PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-189617

17,851,044 Shares

Common Stock

This prospectus relates to the resale, from time to time, of up to 17,851,044 shares of Baxano Surgical, Inc. common stock, $0.0001 par value per share, being offered by the selling stockholders named in this prospectus. Such shares include (i) 10,329,035 shares acquired by certain of the selling stockholders in connection with the closing of our acquisition of Baxano, Inc. on May 31, 2013 and (ii) 7,522,009 shares acquired by certain of the selling stockholders in a private placement transaction on May 31, 2013.

The selling stockholders may sell their shares from time to time at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. We have agreed to bear all of the expenses in connection with the registration of the shares, except that the selling stockholders will pay all brokerage fees and selling commissions.

Our common stock is listed on the Nasdaq Global Market under the symbol “BAXS.” The last reported sale price of our common stock on July 10, 2013 was $2.12 per share.

Our principal executive offices are located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615 and our telephone number is (919) 800-0020.

Investing in our common stock involves risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration or continuous offering process. Under this shelf process, certain selling stockholders from time to time may sell shares of our common stock described in this prospectus in one or more offerings. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such prospectus or prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

As used in this prospectus, references to “we,” “our,” “us,” “our company” and “Baxano Surgical” refer to Baxano Surgical, Inc., unless the context requires otherwise. References to “selling stockholders” refer to those stockholders listed in this prospectus under “Selling Stockholders” and their transferees.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Such risks, uncertainties, and other factors that may cause such differences include, but are not limited to, those disclosed under the caption “Risk Factors” in this prospectus and in the documents we have incorporated by reference into this prospectus. Our forward-looking statements speak only as of the date they are made. We expressly disclaim any intent or obligation to update any forward-looking statements to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The NASDAQ Stock Market.

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SUMMARY

Our Business

We are a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lumbar region. We are committed to delivering minimally invasive surgical technologies that enhance patient clinical care while providing sustained value for our customers. We currently market the AxiaLIF® family of products for single and two level lumbar fusion, the VEOTM lateral access and interbody fusion system and the iO-Flex® instrumentation system for decompression applications. Our AxiaLIF® products use our pre-sacral approach, through which a surgeon can access discs in the lumbar region of the spine through an incision adjacent to the tailbone and perform an interbody fusion procedure through instrumentation that provides direct access to the intervertebral space. We developed our pre-sacral approach to allow spine surgeons to access and treat intervertebral spaces without compromising important surrounding soft tissue, nerves and bone structures. Our VEOTM lateral access and interbody fusion system provides for direct visualization of the psoas muscle and unrestricted lateral fluoroscopic views, which we believe has allowed us to increase our market share in the highly competitive lateral fusion segment. We believe that direct visualization allows a surgeon to have improved visibility of the psoas and the nerves running through this muscle that, when used in conjunction with neuromonitoring, can potentially reduce complications. Our iO-Flex® instrumentation system is a proprietary minimally invasive set of flexible instruments allowing surgeons to target lumbar spinal stenosis during spinal decompression procedures in all three regions of the spine: central canal, lateral recess, and neural foramen. We also market products that may be used with our AxiaLIF surgical approach, including bowel retractors and additional discectomy tools, as well as a bone graft harvesting system that can be used to extract bone graft in any procedure for which the use of bone graft is appropriate. Our philosophy of continuous improvement is driven by ongoing research and development investment in our core technologies. We support this investment by diligently expanding, maintaining and protecting our significant patent portfolio.

Corporate Information

We were incorporated in Delaware in May 2000 under the name “aXiaMed, Inc.” and changed our name to “TranS1 Inc.” in February 2003. In connection with the Merger, our name changed to “Baxano Surgical, Inc.” in May 2013. Our principal executive office is located at 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615 and our telephone number is (919) 800-0020. Our website is www.baxanosurgical.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

Merger and Private Placement

On May 31, 2013, through our wholly-owned subsidiary, RacerX Acquisition Corp. (“Merger Sub”), we consummated our acquisition of Baxano, Inc. (“Baxano”), pursuant to an Agreement and Plan of Merger, dated March 3, 2013, by and among us, Merger Sub, Baxano, and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties (such agreement, as amended, the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub merged with and into Baxano, with Baxano remaining as the surviving corporation and as our wholly-owned subsidiary (the “Merger”). Immediately following the closing of the Merger on May 31, 2013, we changed our name to Baxano Surgical, Inc. in connection with the merger of this wholly-owned subsidiary with and into our company.

Upon the closing of the Merger, and in accordance with the terms of the Merger Agreement, we issued an aggregate of 10,329,035 shares of our common stock as merger consideration, of which 796,772 shares were deposited in a third-party escrow account to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to us based on Baxano’s excess indebtedness, unpaid transaction expenses or working capital. Once the amount of any post-closing adjustment is determined and paid, remaining escrow shares, if any, in excess of 5% of the merger consideration will be distributed to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by us.

Also on May 31, 2013, concurrently with the closing of the Merger and in accordance with the terms of the Securities Purchase Agreement, dated March 3, 2013, between us and certain investors (the “Purchase Agreement”), we issued and sold an aggregate of 7,522,009 shares of our common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to us of approximately $17.2 million, in a private placement transaction (the “Private Placement”).

Pursuant to the Purchase Agreement, we agreed to file a registration statement with the Commission, within 30 days following the closing date of the Private Placement, to register the resale of the shares of our common stock issued pursuant to the Merger Agreement and the Purchase Agreement. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risks described under the caption “Risk Factors” in any prospectus supplement and documents incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q on file with the Commission, before making an investment decision. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of any shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 17,851,044 shares of our common stock issued to the selling stockholders in connection with the Merger and the Private Placement, including 796,772 shares of common stock held in escrow pursuant to the Merger Agreement. The registration statement of which this prospectus forms a part has been filed with the Commission pursuant to registration rights granted to the selling stockholders with respect to the shares of common stock they received from us in these private transactions.

Because the selling stockholders identified below may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.

The table below is based upon information provided to us by the selling stockholders. Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 21, 2013 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares shown in the table to be beneficially owned by such person. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. The percentage of shares held is based on a total of 45,197,632 shares of our common stock outstanding as of June 21, 2013.

	Prior to the Offering (1)		After Completion of the Offering (2)
Selling Stockholder	Number of Shares Beneficially Owned	Shares Being Registered for Resale	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Affinity Ventures V, L.P. (3)	488,302	488,302	—	—
Athenian Venture Partners III L.P. (4)	484,558	484,558	—	—
CMEA Ventures VII (Parallel), L.P. (5)	87,894	87,894	—	—
CMEA Ventures VII, L.P. (6)	3,427,902	3,427,902	—	—
David J. Simpson Revocable Trust dtd 4/1/96 (7)	110,000	50,000	60,000	*
Erik T. Engelson Trust UDT, dated March 29, 2000 (8)	5,597	5,597	—	—
International Biotechnology Trust plc (9)	1,561,738	657,894	903,844	2.0%
Jeffrey S. Fischgrund Revocable Trust u/a/d 9/19/95, as amended (10)	10,964	10,964	—	—
Joseph Slattery (11)	491,356	38,157	453,199	1.0%
Kaiser Permanente Ventures LLC—Series A (12)	781,287	781,287	—	—
Kaiser Permanente Ventures LLC—Series B (13)	488,302	488,302	—	—
Kearny Venture Partners Entrepreneurs’ Fund, L.P. (14)	40,612	39,007	1,605	*
Kearny Venture Partners, L.P. (15)	1,991,262	1,912,567	78,695	*
Kenneth Reali (16)	420,534	6,578	413,956	*
Mark Stautberg (17)	27,543	17,543	10,000	*
Prospect Venture Partners III, LP (18)	5,340,616	5,340,616	—	—
The Board of Trustees of the Leland Stanford Junior University (SBST-LS) (19)	16,391	16,391	—	—
The Permanente Federation LLC—Series I (20)	39,126	39,126	—	—
The Permanente Federation LLC—Series J (21)	253,855	253,855	—	—
Three Arch Associates IV, L.P. (22)	79,666	79,666	—	—
Three Arch Partners IV, L.P. (23)	3,608,230	3,608,230	—	—
Tod McDonald (24)	233,789	10,964	222,825	*
WS Investment Company, LLC (2012A) (25)	5,644	5,644	—	—

*	Represents less than 1.0%.

(1)	Includes 796,772 shares of our common stock held in escrow to secure certain indemnification obligations and to fund any post-closing adjustments contemplated by the Merger Agreement, as described in this prospectus under “Summary—Merger and Private Placement.” The shares of our common stock held in escrow are held in the name of Branch Banking and Trust Company, as escrow agent, on behalf of the selling stockholders who received shares pursuant to the Merger Agreement.

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(2)	Assumes the sale by the selling stockholders of all the shares of common stock offered under this prospectus.

(3)	The number of shares beneficially owned by Affinity Ventures V, L.P. consists of 201,529 shares purchased pursuant to the Purchase Agreement and 286,773 shares issued pursuant to the Merger Agreement. Edson W. Spencer, Jr. and B. Kristine Johnson have voting and dispositive power with respect to the shares.

(4)	The number of shares beneficially owned by Athenian Venture Partners III L.P. consists of 369,850 shares purchased pursuant to the Purchase Agreement and 114,708 shares issued pursuant to the Merger Agreement. Karl O. Elderkin is the President of Athenian III, Ltd., which is the general partner of Athenian Venture Partners III L.P., and has voting and dispositive power with respect to the shares.

(5)	The number of shares beneficially owned by CMEA Ventures VII (Parallel), L.P. consists of 36,275 shares purchased pursuant to the Purchase Agreement and 51,619 shares issued pursuant to the Merger Agreement. David Collier is Managing Director of CMEA Ventures VII GP, L.P. and has voting and dispositive power with respect to the shares. A representative of CMEA Venture VII (Parallel), L.P. was a member of Baxano, Inc.’s board of directors prior to the Merger.

(6)	The number of shares beneficially owned by CMEA Ventures VII, L.P. consists of 1,414,738 shares purchased pursuant to the Purchase Agreement and 2,013,164 shares issued pursuant to the Merger Agreement. David Collier is Managing Director of CMEA Ventures VII GP, L.P. and has voting and dispositive power with respect to the shares. A representative of CMEA Venture VII, L.P. was a member of Baxano, Inc.’s board of directors prior to the Merger.

(7)	The number of shares beneficially owned by the David J. Simpson Revocable Trust dtd 4/1/96 includes 50,000 shares purchased pursuant to the Purchase Agreement. David J. Simpson, one of our directors, is Trustee of the David J. Simpson Revocable Trust dtd 4/1/96 and has voting and dispositive power with respect to the shares.

(8)	The number of shares beneficially owned by the Erik T. Engelson Trust UDT, dated March 29, 2000 consists of 5,597 shares issued pursuant to the Merger Agreement. Erik T. Engelson is the Trustee of the Erik T. Engelson Trust UDT, dated March 29, 2000 and has voting and dispositive power with respect to the shares.

(9)	The number of shares beneficially owned by International Biotechnology Trust plc includes 657,894 shares purchased pursuant to the Purchase Agreement. Kate Bingham and Ailia Craig of SV Life Sciences Management LLP, which is Manager to International Biotechnology Trust plc, have voting and dispositive power with respect to the shares. Paul LaViolette, the Chairman of our Board of Directors, is a partner of SV Life Sciences.

(10)	The number of shares beneficially owned by the Jeffrey S. Fischgrund Revocable Trust u/a/d 9/19/95, as amended, consists of 10,964 shares purchased pursuant to the Purchase Agreement. Jeffrey Fischgrund, one of our directors, is Trustee of the Jeffrey S. Fischgrund Revocable Trust u/a/d 9/19/95 and has voting and dispositive power with respect to the shares.

(11)	The number of shares beneficially owned by Joseph Slattery, our Executive Vice President and Chief Financial Officer, includes 38,157 shares purchased pursuant to the Purchase Agreement and 261,785 shares underlying options exercisable within 60 days of June 21, 2013, which options are held directly by Mr. Slattery.

(12)	The number of shares beneficially owned by the Kaiser Permanente Ventures LLC—Series A consists of 322,447 shares purchased pursuant to the Purchase Agreement and 458,840 shares issued pursuant to the Merger Agreement. Chris M. Grant, Managing Director, has voting and dispositive power with respect to the shares.

(13)	The number of shares beneficially owned by Kaiser Permanente Ventures LLC—Series B consists of 201,529 shares purchased pursuant to the Purchase Agreement and 286,773 shares issued pursuant to the Merger Agreement. Chris M. Grant, Managing Director, has voting and dispositive power with respect to the shares.

(14)	The number of shares beneficially owned by Kearny Venture Partners Entrepreneurs’ Fund, L.P. includes 14,129 shares purchased pursuant to the Purchase Agreement and 24,878 shares issued pursuant to the Merger Agreement. Richard Spalding, James Shapiro, who is one of our directors and a former director of Baxano, Inc. prior to the Merger, and Caley Castelein have voting and dispositive power with respect to the shares.

(15)	The number of shares beneficially owned by Kearny Venture Partners, L.P. includes 692,711 shares purchased pursuant to the Purchase Agreement and 1,219,856 shares issued pursuant to the Merger Agreement. Richard Spalding, James Shapiro, who is one of our directors and a former director of Baxano, Inc. prior to the Merger, and Caley Castelein have voting and dispositive power with respect to the shares.

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(16)	The number of shares beneficially owned by Kenneth Reali, one of our directors and our President and Chief Executive Officer, includes 6,578 shares purchased pursuant to the Purchase Agreement and 406,956 shares subject to options exercisable within 60 days of June 21, 2013, which options are held directly by Mr. Reali.

(17)	The number of shares beneficially owned by Mark Stautberg, one of our directors, includes 17,543 shares purchased pursuant to the Purchase Agreement.

(18)	The number of shares beneficially owned by Prospect Venture Partners III, LP consists of 2,009,806 shares purchased pursuant to the Purchase Agreement and 3,330,810 shares issued pursuant to the Merger Agreement. David Schnell and Russell C. Hirsch, the managing directors of Prospect Management Co. III, LLC, which is the General Partner of Prospect Venture Partners III, LP, have voting and dispositive power with respect to the shares. Dr. Hirsch is one of our directors and a former director of Baxano, Inc. prior to the Merger.

(19)	The number of shares beneficially owned by The Board of Trustees of the Leland Stanford Junior University (SBST-LS) consists of 5,944 shares purchased pursuant to the Purchase Agreement and 10,447 shares issued pursuant to the Merger Agreement. Martina Poquet, Managing Director – Separate Investments of the Board of Trustees of the Leland Stanford Junior University (SBST-LS) has voting and dispositive power with respect to the shares.

(20)	The number of shares beneficially owned by The Permanente Federation LLC—Series I consists of 39,126 shares issued pursuant to the Merger Agreement. Chris M. Grant, Managing Director, has voting and dispositive power with respect to the shares.

(21)	The number of shares beneficially owned by The Permanente Federation LLC—Series J consists of 120,917 shares purchased pursuant to the Purchase Agreement and 132,938 shares issued pursuant to the Merger Agreement. Chris M. Grant, Managing Director, has voting and dispositive power with respect to the shares.

(22)	The number of shares beneficially owned by Three Arch Associates IV, L.P. consists of 28,948 shares purchased pursuant to the Purchase Agreement and 50,718 shares issued pursuant to the Merger Agreement. Mark Wan and Wilfred Jaeger, Managing Members of Three Arch Management IV, L.L.C., which is the general partner of Three Arch Associates IV, L.P., have voting and dispositive power with respect to the shares. Roderick Young, one of our directors and a former director of Baxano, Inc. prior to the Merger, is a Venture Partner of Three Arch Partners.

(23)	The number of shares beneficially owned by Three Arch Partners IV, L.P. consists of 1,311,086 shares purchased pursuant to the Purchase Agreement and 2,297,144 shares issued pursuant to the Merger Agreement. Mark Wan and Wilfred Jaeger, Managing Members of Three Arch Management IV, L.L.C., which is the general partner of Three Arch Partners IV, L.P., have voting and dispositive power with respect to the shares. Roderick Young, one of our directors and a former director of Baxano, Inc. prior to the Merger, is a Venture Partner of Three Arch Partners.

(24)	The number of shares beneficially owned by Tod McDonald includes 10,964 shares purchased pursuant to the Purchase Agreement and 41,269 shares subject to options exercisable within 60 days of June 21, 2013, which options are held directly by Mr. McDonald.

(25)	The number of shares beneficially owned by WS Investment Company, LLC (2012A) consists of 5,644 shares issued pursuant to the Merger Agreement. James A. Terranova has voting and dispositive power with respect to the shares.

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PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of The NASDAQ Stock Market or any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a distribution of the shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of TranS1 Inc. for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Baxano, Inc. attached as Exhibit 99.2 to Baxano Surgical, Inc.’s Current Report on Form 8-K/A dated May 30, 2013 have been so incorporated in reliance of the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. The address of the site is http://www.sec.gov.

Our Internet address is www.baxanosurgical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Commission. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any other report we file with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the consummation or termination of this offering (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with Commission rules):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission on March 7, 2013 and amended April 30, 2013;

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2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed with the Commission on May 15, 2013;

3.	Our Current Reports on Form 8-K, as filed with the Commission on February 19, 2013, March 5, 2013, April 5, 2013, April 10, 2013, April 22, 2013, April 30, 2013, June 3, 2013 and July 3, 2013, and our Current Reports on Form 8-K/A, as filed with the Commission on February 1, 2013 and June 26, 2013; and

4.	The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-33744) filed with the Commission on October 15, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (919) 800-0020 or by writing to us at the following address:

Baxano Surgical, Inc.

110 Horizon Drive, Suite 230

Raleigh, NC 27615

Attn: Investor Relations

10

17,851,044 Shares

Common Stock

 BAXANO SURGICAL, INC.

PROSPECTUS

July 11, 2013.